UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 North 38th Street, 11th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2026, Century Therapeutics, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (a) (i) 92,030,595 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, and/or, (ii) pre-funded warrants to purchase 25,360,704 shares of Common Stock (“Pre-Funded Warrants”) and (b) warrants to purchase 58,695,648 shares of Common Stock or Pre-Funded Warrants in lieu thereof (“Common Warrants”, together with the Pre-Funded Warrants, the “Warrants”) at a purchase price of $1.15 per share and accompanying Common Warrant to purchase 0.5 shares of Common Stock or Pre-Funded Warrant and a purchase price of $1.1499 per Pre-Funded Warrant and accompanying Common Warrant to purchase 0.5 shares of Common Stock or Pre-Funded Warrant (the “Private Placement”).

The Pre-Funded Warrants will be exercisable immediately at an exercise price of $0.0001 per share of Common Stock and will not expire until exercised in full. The Common Warrants will be exercisable immediately and expire upon the earlier of (a) 30 days after the public announcement of initial Phase 1 clinical data for CNTY-813 and (b) the third anniversary of the closing of the Private Placement. The Common Warrants will have an exercise price of $2.60 per share of Common Stock or $2.599 per Pre-Funded Warrant.

The Private Placement is expected to close on or about January 9, 2026, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $135.0 million, before deducting placement agent fees and offering expenses. The Company intends to use the net proceeds from the Private Placement to fund development of its lead product candidate, CNTY-813, and for working capital and other general corporate purposes.

Leerink Partners LLC, TD Securities (USA) LLC and Mizuho Securities USA LLC acted as placement agents for the Private Placement.

Pursuant to the Purchase Agreement, the Company agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto until the earlier of (a) 30 days after the closing of the Private Placement and (b) the business day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement (as defined below).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

Also on January 7, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company has agreed to file a registration statement covering the resale by the Investors of the Shares and the Common Stock underlying the Pre-Funded Warrants and Common Warrants (the “Warrant Shares” and together with the Shares, the “Private Placement Shares”) no later than 30 days following the closing of the Private Placement (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective, if not automatically effective upon filing, then as soon as practicable and to keep such registration statement effective until the earlier of (i) the date that all Private Placement Shares covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the date on which such Shares and Warrant Shares cease to be registrable under the Registration Rights Agreement. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Private Placement Shares.

In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement is not automatically effective upon filing or not declared effective prior to the earliest of (a) five business days after the date on which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 60th day following the closing of the Private Placement, if the SEC staff determines not to review the registration statement, or (c) the 90th day following the closing of the Private Placement, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Private Placement per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Form of Pre-Funded Warrant, Form of Common Warrant, Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Form of Pre-Funded Warrant, Form of Common Warrant, Purchase Agreement and Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the Purchase Agreement and Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agents expressly named as third-party beneficiary thereto and may be subject to limitations agreed upon by the contracting parties. The Form of Pre-Funded Warrant, Form of Common Warrant, Purchase Agreement and Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares is hereby incorporated by reference into this Item 3.02. The Shares, Pre-Funded Warrants and Common Warrants were sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act. When issued, the Warrant Shares will be issued in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On January 8, 2026, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Also on January 8, 2026, the Company updated information reflected in a slide presentation, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Representatives of the Company will use the updated presentation in various meetings with investors from time to time.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing. Information contained on, or that can be accessed through, the Company’s website does not constitute a part of, and is not incorporated by reference into, this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Warrant

10.1	Securities Purchase Agreement, dated January 7, 2026, by and among the Company and the other parties thereto

10.2	Registration Rights Agreement, dated January 7, 2026, by and among the Company and the other parties thereto

99.1	Press Release, dated January 8, 2026

99.2	Investor Presentation, dated January 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Brent Pfeiffenberger, Pharm.D.
Name:	Brent Pfeiffenberger, Pharm.D.
Title:	President and Chief Executive Officer

Date: January 8, 2026